                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                              FORTUNE BRANDS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             [FORTUNE BRANDS LOGO]

                               300 TOWER PARKWAY
                          LINCOLNSHIRE, ILLINOIS 60069

                                                           March 19, 2001

       DEAR STOCKHOLDER:

           The 2001 Annual Meeting of Stockholders will be held at 2:00 p.m. (Central Daylight Time) on Tuesday, April 24, 2001 at the Marriott Lincolnshire, 10 Marriott Drive, Lincolnshire, Illinois. The sole purpose of the meeting is to consider the business described in the following Notice of Annual Meeting and Proxy Statement.

           It is important to ensure that your shares be represented at the meeting whether or not you personally plan to attend. You can submit your proxy by using a toll-free telephone number or via the Internet. Instructions for using these services are provided on the accompanying proxy form. If you decide to vote your shares using the enclosed proxy form, we urge you to complete, sign, date and return it promptly, using the postage paid return envelope that we have enclosed.

                                          Sincerely yours,

                                          [SIGNATURE]

                                          Norman H. Wesley

                                          CHAIRMAN OF THE BOARD AND CHIEF
                                           EXECUTIVE OFFICER

                             [FORTUNE BRANDS LOGO]

                               300 TOWER PARKWAY
                          LINCOLNSHIRE, ILLINOIS 60069

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                                                                  March 19, 2001

    The Annual Meeting of Stockholders of Fortune Brands, Inc. will be held at the Marriott Lincolnshire, 10 Marriott Drive, Lincolnshire, Illinois, at
2:00 p.m. (Central Daylight Time) on Tuesday, April 24, 2001, to consider and vote upon:

         ITEM 1: The election of three directors for a term expiring at the 2004 Annual Meeting or until their successors have been elected and qualified (see pages 4 to 21 of the Proxy
                  Statement);

         ITEM 2: The election of PricewaterhouseCoopers LLP as our independent accountants for 2001 (see page 22 of the Proxy
                  Statement);

         ITEM 3:  The approval of the 2002 Non-Employee Director Stock Option
                  Plan (see pages 22 to 25 of the Proxy Statement);

and to transact such other business as may properly come before the meeting.

    Holders of common stock and $2.67 Convertible Preferred stock at the close of business on February 23, 2001 will be entitled to vote at the Annual Meeting. Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy
(1) by telephone, (2) via the Internet or (3) by mail. For specific instructions, please refer to the next page of this Proxy Statement and the instructions on the enclosed proxy form.

    This Proxy Statement also is used to solicit voting instructions for the shares of common stock which are held by the trustee of our Fortune Brands Retirement Savings Plan and Fortune Brands Hourly Employee Retirement Savings Plan for the benefit of the plan participants. We ask each plan participant to sign, date and return the enclosed proxy card, which will also serve as a voting instruction card when we forward it to the trustee, or provide voting instructions by telephone or via the Internet.

                                            [SIGNATURE]

                                            Mark A. Roche
                                            SENIOR VICE PRESIDENT, GENERAL
                                            COUNSEL AND SECRETARY

THIS PROXY STATEMENT AND ACCOMPANYING PROXY ARE BEING DISTRIBUTED ON OR ABOUT MARCH 19, 2001.

                               VOTING AND PROXIES

  WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At our Annual Meeting, stockholders will act upon the matters outlined on the prior page and described in this Proxy Statement, including the election of directors, election of our independent accountants and approval of the 2002 Non-Employee Director Stock Option Plan. In addition, management will respond to questions from stockholders.

  WHO IS ENTITLED TO VOTE?

    Only holders of record at the close of business on February 23, 2001 of common stock and of $2.67 Convertible Preferred stock are entitled to vote. Each holder of common stock is entitled to one vote per share. Each holder of $2.67 Convertible Preferred stock is entitled to three tenths of one vote per share. There were 153,731,215 shares of common stock and 299,362 shares of $2.67 Convertible Preferred stock outstanding on February 23, 2001.

  HOW DO I VOTE?

    You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you. Also, stockholders of record (that is, you hold your stock in your own name) can vote by telephone or via the Internet. Voting information is provided on the enclosed form of proxy. The Control Number, located in the upper right hand corner of the signature side of the proxy, is designed to verify your identity, allow you to vote your shares, and confirm that your vote has been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on the bank's or broker's voting process.

  WHAT IF MY SHARES ARE HELD BY A BROKER OR NOMINEE?

    If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

  HOW WILL MY PROXY BE VOTED?

    Your proxy, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions relating to the election of directors and on Items 2 and 3. We are not aware of any other matter that may be properly presented other than the election of directors and Items 2 and 3. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

  WHAT IF I DON'T MARK THE BOXES ON MY PROXY?

    Unless you give other instructions on your form of proxy, or unless you give other instructions when you cast your proxy by telephone or via the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote for:

       - the election of directors;

       - the election of PricewaterhouseCoopers LLP as our independent accountants for 2001; and

       - approval of the 2002 Non-Employee Director Stock Option Plan.

  CAN I GO TO THE ANNUAL MEETING IF I VOTE BY PROXY?

    Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

  WILL MY VOTE BE PUBLIC?

    No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are only available to the independent Inspectors of Election and certain of our employees who must acknowledge their responsibility to keep your votes secret.

  WHAT CONSTITUTES A QUORUM?

    The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock and $2.67 Convertible Preferred stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

  HOW MANY VOTES ARE NEEDED TO APPROVE AN ITEM?

    The affirmative vote of shares representing a majority in voting power of the shares of common stock and $2.67 Convertible Preferred stock, voted together as one class, present in person or represented by proxy and entitled to vote at the meeting, is necessary for approval of Items 2 and 3. Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote. The election of directors will be by a plurality of the votes cast. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

 WHAT IF I AM A PARTICIPANT IN THE FORTUNE BRANDS RETIREMENT SAVINGS PLAN OR THE FORTUNE BRANDS HOURLY EMPLOYEE RETIREMENT SAVINGS PLAN?

    We are also mailing this Proxy Statement and a voting instruction card to participants in the Fortune Brands Retirement Savings Plan and the Fortune Brands Hourly Employee Retirement Savings Plan who direct investments into the Fortune Brands Stock Fund under the plans. The trustee of the plans, as record holder of shares of our common stock held in the plans, will vote whole shares attributable to your interest in the Fortune Brands Stock Fund in accordance with your directions given on the proxy card or by telephone or via the Internet. If you participate in the Fortune Brands Stock Fund under the plans and you sign and return the enclosed proxy card, we will forward it to the trustee of the plans. The proxy card will serve as instructions to the trustee to vote the whole shares attributable to your interest in the manner you indicate on the card.

ITEM 1

                             ELECTION OF DIRECTORS

    The Board of Directors currently consists of 11 members and is divided into three classes, having three-year terms that expire in successive years. The term of office of directors in Class III expires at the 2001 Annual Meeting. The Board of Directors proposes that the three nominees described below, all of whom are currently serving as Class III directors, be re-elected to Class III for a new term of three years and until their successors are duly elected and qualified. All nominees and all current Class I and Class II directors were elected by the stockholders, except that Mr. Norman H. Wesley was elected by the Board as a Class III director effective January 1, 1999, and David M. Thomas was elected by the Board as a Class II director effective July 25, 2000.

    Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

    There are set forth below opposite the names of the nominees and Class I and Class II directors their present positions and offices with the Company, their principal occupations during the past five years, directorships held with other corporations, their ages and the year first elected as a director.

                                        PRESENT POSITIONS AND OFFICES
                                         WITH THE COMPANY, PRINCIPAL                              YEAR FIRST
                                   OCCUPATIONS DURING THE PAST FIVE YEARS                          ELECTED
         NAME                              AND OTHER DIRECTORSHIPS                       AGE       DIRECTOR
         ----                      --------------------------------------                ---      ----------

                           NOMINEES FOR DIRECTORS--CLASS III--TERM EXPIRING 2004

                         Chairman and Chief Executive Officer of Fiduciary Trust          61         1996
       [PHOTO]           Company International (global investment management
                         services) since 2000; President and Chief Executive Officer
   Anne M. Tatlock       of Fiduciary Trust Company International from 1999 to 2000;
                         President of Fiduciary Trust Company International prior
                         thereto. Also a director of American General Corporation,
                         Franklin Resources, Inc. and Merck & Co., Inc.

                         Chairman and Chief Executive Officer of Fortune Brands,          51         1999
       [PHOTO]           Inc. since December, 1999; President and Chief Operating
                         Officer of Fortune Brands, Inc. during 1999; Chairman of
   Norman H. Wesley      the Board and Chief Executive Officer of Fortune Brands
                         Home & Office, Inc. (home and office products) from 1997 to
                         1999; President and Chief Executive Officer of ACCO World
                         Corporation prior thereto.

                         Chairman of Gallaher Group Plc since January, 2000;              59         1994
       [PHOTO]           Chairman and Chief Executive of Gallaher Group Plc from
                         1997 to 1999; Chairman and Chief Executive from 1994 to
   Peter M. Wilson       1999 of Gallaher Limited (tobacco products), a subsidiary
                         of Fortune Brands, Inc. through 1997.

                                   CLASS I DIRECTORS--TERM EXPIRING 2002

                         Retired since December, 1999; Chairman of the Board and          65         1981
       [PHOTO]           Chief Executive Officer of Fortune Brands, Inc. prior
                         thereto. Also a director of Gallaher Group Plc.
    Thomas C. Hays

                                        PRESENT POSITIONS AND OFFICES
                                         WITH THE COMPANY, PRINCIPAL                              YEAR FIRST
                                   OCCUPATIONS DURING THE PAST FIVE YEARS                          ELECTED
         NAME                              AND OTHER DIRECTORSHIPS                       AGE       DIRECTOR
         ----                      --------------------------------------                ---      ----------

                         Chairman, President and Chief Executive Officer of               66         1991
       [PHOTO]           Northside Hospital, Inc. Also a director of Superior
                         Uniform Group, Inc.
   Sidney Kirschner

                         Retired since 1999; Chairman and Chief Executive Officer of      66         1990
       [PHOTO]           AMSTED Industries Incorporated (products for the railroad, construction and building markets) from 1997 to 1999;
   Gordon R. Lohman      President and Chief Executive Officer of AMSTED Industries
                         Incorporated prior thereto. Also a director of Ameren
                         Corporation.

                         Retired since 1995; Vice Chair of Southern Methodist             70         1985
       [PHOTO]           University prior thereto. Also a director of AMR
                         Corporation, Centex Corporation and Zale Corporation.
Charles H. Pistor, Jr.

                                   CLASS II DIRECTORS--TERM EXPIRING 2003

                         Retired since July, 2000; President of Pace University           65         1991
       [PHOTO]           prior thereto.
  Patricia O. Ewers

                         Retired since 1996; Chairman and Chief Executive Officer of      68         1989
       [PHOTO]           Olin Corporation (chemical, metal and defense-related
                         products) prior thereto. Also a director of Phoenix Home
John W. Johnstone, Jr.   Life Insurance Company, Arch Chemicals, Inc. and McDermott
                         International Inc.

                         Senior Vice President of Exxon Mobil Corporation (oil and        56         1998
       [PHOTO]           petroleum products) since December, 1999; President and
                         Chief Operating Officer of Mobil Corporation from 1998 to
   Eugene A. Renna       1999; Executive Vice President of Mobil Corporation from
                         1996 to 1998; Executive Vice President of Mobil Oil
                         Corporation and President of its worldwide Marketing &
                         Refining Division prior thereto. Also a director of Exxon
                         Mobil Corporation.

                                        PRESENT POSITIONS AND OFFICES
                                         WITH THE COMPANY, PRINCIPAL                              YEAR FIRST
                                   OCCUPATIONS DURING THE PAST FIVE YEARS                          ELECTED
         NAME                              AND OTHER DIRECTORSHIPS                       AGE       DIRECTOR
         ----                      --------------------------------------                ---      ----------
                         Chairman of the Board and Chief Executive Officer of IMS         51         2000
       [PHOTO]           Health Incorporated (pharmaceutical and healthcare informa-
                         tion solution provider) since 2000; Senior Vice President
   David M. Thomas       and Group Executive of the Personal Systems Group of
                         International Business Machines Corporation from 1998 to
                         2000; General Manager--Global Industries for IBM from 1996 to 1998; General Manager--IBM North America prior thereto.
                         Mr. Thomas is also a director of The Trizetto Group, Inc.

    Last year there were six meetings of the Board of Directors. Each director attended at least 75% of the total of the meetings of the Board of Directors and meetings of committees of the Board of Directors of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact, with the Chairman and others regarding matters of interest and concern to the Company.

    For information with respect to the beneficial ownership of securities of the Company by directors and executive officers, see "Certain Information Regarding Security Holdings" on pages 26 and 27.

COMMITTEES

    The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee and a Nominating and Corporate Governance Committee.

EXECUTIVE COMMITTEE
----------------------------------------------------------------------------------------------
Members                            Messrs. Hays, Johnstone, Lohman and Wesley and Mrs. Tatlock

Number of Meetings Last Year       Four

Primary Functions                  Has all the power of the full Board except for specific
                                   powers which by law must be exercised by the full Board.

AUDIT COMMITTEE
----------------------------------------------------------------------------------------------
Members                            Messrs. Pistor, Thomas and Wilson and Mrs. Tatlock

Number of Meetings Last Year       Four

Primary Functions             1.   Recommends annually a firm of independent accountants to
                                   audit our financial statements and the scope of the firm's audit;

                              2.   Reviews reports and recommendations of our independent
                                   accountants;

                              3.   Reviews the scope of all internal audits and related
                                   reports and recommendations;

                              4.   Reviews nonaudit services provided by our independent
                                   accountants;

                              5.   Monitors integrity of financial statements;

                              6.   Monitors compliance with financial reporting requirements;
                                   and

                              7.   Monitors the independence and performance of our internal
                                   and external auditors.

COMPENSATION AND STOCK OPTION COMMITTEE
----------------------------------------------------------------------------------------------
Members                            Dr. Ewers and Messrs. Johnstone, Kirschner, Lohman and
                                   Renna

Number of Meetings Last Year       Five

Primary Functions             1.   Administers our Stock Option Plan and Long-Term Incentive
                                   Plans;

                              2.   Designates key employees who may be granted stock options, performance awards and other stock-based awards;

                              3.   Designates the number of shares that may be granted to a
                                   key employee, within specified limits;

                              4.   Sets compensation for our officers who hold the office of
                                   Vice President or a more senior office and recommends
                                   compensation levels for the Chief Executive Officers of our operating subsidiaries; and

                              5.   Determines the incentive compensation award for those
                                   senior officers under the Annual Executive Incentive
                                   Compensation Plan.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
----------------------------------------------------------------------------------------------
Members                            Messrs. Johnstone, Lohman, Pistor and Renna

Number of Meetings Last Year       Two

Primary Functions             1.   Recommends nominees for election as members of the Board of
                                   Directors;

                              2.   Recommends directors for membership on the Audit Commit-
                                   tee, Compensation and Stock Option Committee and Nominat-
                                   ing and Corporate Governance Committee, including their
                                   Chairmen;

                              3.   Recommends directors and executive officers for membership on other committees established by the Board of Directors;

                              4.   Recommends compensation arrangements for nonmanagement
                                   directors;

                              5.   Recommends policies and practices designed to foster an
                                   effective corporate governance environment within the
                                   Company; and

                              6.   Administers our Non-Employee Director Stock Option Plan and
                                   the Stock Plan for Non-employee Directors.

    Stockholders wishing to recommend persons for consideration by the Nominating and Corporate Governance Committee as nominees for election to the Board of Directors can do so by writing to the Secretary of Fortune
Brands, Inc. at 300 Tower Parkway, Lincolnshire, Illinois 60069, giving each such person's name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the person recommended consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Company's Restated Certificate of Incorporation also contains a procedure for direct nomination of directors by stockholders (see page 27).

DIRECTOR COMPENSATION

    CASH COMPENSATION. Each director who is not an officer or employee of Fortune Brands, Inc. or one of our subsidiaries is paid an annual fee of $35,000 for services as a director and an additional $15,000 for committee service for an aggregate cash fee of $50,000. Messrs. Hays, Johnstone and Lohman and Mrs. Tatlock receive an additional $15,000 for service on the Executive Committee. The Company has an agreement with Mr. Lohman to defer payment of the fees to which he is entitled as a director, including any fees for committee service. Interest on the deferred amounts is accrued quarterly based on the average quarterly treasury bill rate.

    INSURANCE. Directors traveling on Company business are covered by our business travel accident insurance policy which covers our employees generally. We also paid the cost of group life insurance coverage for non-employee directors. The cost of group life insurance for each of our current nonemployee directors for 2000 was less than $2,500.

    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. Each director who is not an officer or employee of Fortune Brands, Inc. or one of our subsidiaries and was first elected to the Board of Directors after April 30, 1997 is eligible to receive an annual grant of a nonqualified stock option to purchase 2,500 shares of our common stock under the Non-Employee Director Stock Option Plan which has been approved by stockholders. Under the terms of the Non-Employee Director Stock Option Plan:

         (i) the option price per share is the market value at the time of grant;

        (ii) the option does not become exercisable until the holder has been a director for at least one year after the date of grant (except in the case of death or a change in control of Fortune Brands, Inc.) and may generally be exercised for 10 years from the date of grant;

        (iii) if the holder ceases to be a director by reason of death, disability or retirement after five or more years of service, the option will continue to be exercisable until the expiration date set forth in the option agreement, provided that an option may be exercised within one year from the date of death even though beyond such expiration date; and

        (iv) if the holder ceases to be a director for any other reason, the option shall terminate and cease to be exercisable 30 days after cessation of service, except in the event of a change in control of Fortune Brands, Inc.

    The Non-Employee Director Stock Option Plan provides that each option has a limited right that, in the event of a change in control of Fortune
Brands, Inc., is exercised automatically unless the Nominating and Corporate Governance Committee, which administers the Plan, determines that the limited right is exercisable at some other time. This limited right entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and the greater of:

         (i) the highest price per share paid for shares of our common stock acquired in the change in control; and

        (ii) the highest market value of shares of our common stock during the 60-day period beginning on the date of the change in control.

    The option will be canceled to the extent of the exercise of the limited right.

    The Board of Directors has approved and recommended to the stockholders for adoption the 2002 Non-Employee Director Stock Option Plan. The new plan, if approved by the stockholders, would take effect on January 1, 2002, the day after grants may no longer be made under the existing Non-Employee Director Stock Option Plan. See Item 3 on pages 22 through 25 for the proposal to approve the 2002 Non-Employee Director Stock Option Plan.

    RETIREMENT BENEFIT FOR DIRECTORS ELECTED PRIOR TO APRIL 30, 1997. Each director who was elected to the Board of Directors prior to April 30, 1997, and is not an officer or employee of Fortune Brands, Inc. or one of our subsidiaries, and who voluntarily retires or decides not to stand for reelection as a director will receive an annual retirement benefit equal to the annual director's fee in effect at the time of retirement. This amount will be paid for the number of years equal to the years of service as a director. This amount does not include fees for committee service or for service on boards of directors of subsidiaries. The retirement benefit is payable beginning in the year in which such director retires or attains age 65, whichever occurs later. In the event of the director's death after retirement, the benefit continues to be paid to the director's beneficiary until payments have been made for as many years as the director served on the Board. The benefit will be paid to the director's beneficiary if the director dies prior to retirement, and has completed at least three years of service.

    The Non-Employee Director Stock Option Plan was adopted as a substitute for this retirement program. Directors elected prior to April 30, 1997 had the option to continue to receive years of credit for this retirement benefit or to receive an annual option grant under the Non-Employee Director Stock Option Plan.

    STOCK PLAN FOR NON-EMPLOYEE DIRECTORS. Each non-employee director receives 550 shares of our common stock each year under the Stock Plan for Non-employee Directors. The Company has an agreement with Mr. Lohman to defer payment of these shares. While receipt of the shares is deferred, dividends are also deferred and accrue interest quarterly from the dates such dividends would have been paid at a rate equal to the average quarterly treasury bill rate.

    MATCHING GIFTS. Directors who are not officers or employees of the Company are covered under our matching gift program. Under this program, we previously made a 100% match of gifts totaling up to $7,500 annually by the director to an eligible charitable or educational institution. Effective January 1, 2001, the program was amended to reduce the maximum match of gifts to $5,000 annually. Multi-year gifts pledged by non-employee directors prior to January 1, 2001 will not be affected by this change.

    CHARITABLE AWARD PROGRAM. Each director who is not an officer or employee of the Company is covered under our charitable award program for non-employee directors. Under the program, we will make future contributions of up to $500,000 for each such director to charitable, educational or other qualified organizations designated by the director. The contribution would be made after the death of the director. Our obligation is funded by Company-owned life insurance policies. Mr. Wilson does not participate in this program.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Each director and executive officer of the Company who is subject to
Section 16 of the Securities Exchange Act of 1934 ("Exchange Act") is required to file with the Securities and Exchange Commission ("SEC") reports regarding their ownership and changes in ownership of our equity securities. Reports received by the Company indicate that all these directors and executive officers have filed all requisite reports with the SEC on a timely basis during or for 2000.

                             EXECUTIVE COMPENSATION

    The following table summarizes all compensation earned by the five most highly compensated executive officers during each of our past three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                ANNUAL COMPENSATION                COMPENSATION
                                       -------------------------------------   ---------------------
                                                                                 AWARDS     PAYOUTS
                                                                               ----------   --------
                                                                               SECURITIES
                                                                OTHER ANNUAL   UNDERLYING     LTIP      ALL OTHER
         NAME AND                                               COMPENSATION    OPTIONS/     PAYOUT    COMPENSATION
    PRINCIPAL POSITION        YEAR     SALARY ($)   BONUS ($)      ($)(1)       SARS(#)      ($)(2)       ($)(3)
    ------------------      --------   ----------   ---------   ------------   ----------   --------   ------------
NORMAN H. WESLEY..........    2000       800,000    1,020,000     353,110       200,000     488,278      218,178
  Chairman of the             1999       625,000      500,000      47,720       150,000     408,230      126,402
  Board and Chief             1998       520,000      367,800      60,311        71,700     481,119       52,280
  Executive Officer

CRAIG P. OMTVEDT..........    2000       450,000      337,500     106,443       100,000     301,119       73,192
  Senior Vice President       1999       375,000      250,000      70,932        75,000     103,975       58,665
  and Chief Financial         1998       340,000      220,000      42,548        32,500      91,741       53,484
  Officer

MARK A. ROCHE.............    2000       372,500      279,375     106,884        50,000     170,376       49,355
  Senior Vice President,      1999       360,000      210,000      60,207        37,500     103,975       29,159
  General Counsel and         1998       335,000      187,600      64,072        30,700     131,869      100,928
  Secretary

THOMAS J. FLOCCO..........    2000       350,000      337,500           0       116,700     132,063       30,745
  Senior Vice President
  -- Strategy and
  Corporate Development

MARK HAUSBERG.............    2000       275,000      206,250      65,864        36,700      71,311       37,258
  Senior Vice President       1999       245,100      135,000      23,140        27,500      72,323       20,614
  -- Finance and Treasurer    1998       238,000      118,900      37,165        17,600      91,741       52,811

---------

(1) We make contributions to trusts to fund supplemental retirement and profit-sharing benefits for certain executives. The executive is taxed on these contributions when they are made, as well as the trust fund earnings, and we provide the executive with an additional amount to pay his taxes. These supplemental retirement and profit-sharing benefits are not taxable to the executive when he receives them after retirement and we therefore contribute only the amount required to pay the after-tax value of the benefit. These arrangement have been approved by stockholders. The amounts set forth in the "Other Annual Compensation" column include the amounts paid to the executive for reimbursement of taxes as follows:

                                                  2000        1999       1998
                                                ---------   --------   --------
Norman H. Wesley..............................  $335,113    $27,733    $42,252
Craig P. Omtvedt..............................    94,617     61,797     42,548
Mark A. Roche.................................    95,058     47,075     64,072
Mark Hausberg.................................    57,637     14,005     37,165

    Also included in the Other Annual Compensation column for 2000 are the following dividends paid on performance awards under the Company's Long-Term Incentive Plans: $17,997 for Mr. Wesley; $11,826 for Messrs. Omtvedt and Roche; and $8,227 for Mr. Hausberg.

(2) The LTIP Payout is the value of performance share payment for the performance period ended in the year reported.

(3) These amounts include Company contributions to the tax qualified defined contribution plan of the Company and supplemental profit-sharing amounts under the Company's Supplemental Plan as described below.

    Company contributions to the tax qualified defined contribution plan of the Company for 2000 were $15,212 for each of Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg.

    The Supplemental Plan provides for those amounts that would have been contributed under the Company's tax qualified defined contribution plan but for certain Internal Revenue Code limitations. Supplemental profit-sharing amounts credited under the Company's Supplemental Plan for 2000 were:
    $79,019 for Mr. Wesley; $37,062 for Mr. Omtvedt; $28,845 for Mr. Roche; $12,586 for Mr. Flocco; and $16,783 for Mr. Hausberg.

    In order to fund the Company's obligations to provide supplemental profit-sharing benefits under the Company's Supplemental Plan as described in note (1) above, the Company made contributions under the trust funding arrangements approved by stockholders. The following contributions to the trusts are not listed in the "All Other Compensation" column for 2000 as they were made to fund the supplemental profit-sharing liabilities already disclosed in the "All Other Compensation" column: $29,739 for Mr. Wesley; $11,620 for Mr. Omtvedt; $10,354 for Mr. Roche; and $5,450 for
    Mr. Hausberg.

    The Company made additional contributions in 2000 to the trusts to fund its obligations for supplemental retirement benefits under the Company's Supplemental Plan to Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg. These contributions to the trusts are not listed in the "All Other Compensation" column for 2000 as they were made to fund the supplemental retirement benefits already disclosed in the Pension Plan table.

    The Company provides a split-dollar life insurance program for certain executive officers, including Messrs. Wesley, Omtvedt, Roche and Hausberg. All insurance proceeds from the split-dollar life insurance program in excess of each executive's death benefit are payable to the Company, and the program is designed for the Company to recover at least its aggregate premium cost. The Company elected to prepay its share of the full premiums for the policies covering the executives identified above in two annual installments when the executives first became covered under the program.
    Mr. Wesley became covered under the program in 1999 and Messrs. Omtvedt, Roche and Hausberg became covered in 1997. Additional split-dollar life insurance was obtained in 1998 and 2000 for Mr. Omtvedt in order to provide for increased death benefits attributable to salary increases. The Company's share of the premiums for the insurance obtained for Mr. Omtvedt, Roche and Hausberg in 1997 was paid in two annual installments in 1997 and 1998, the Company's share of the premiums for the increased insurance obtained for Mr. Omtvedt in 1998 was paid in two annual installments in 1998 and 1999, and the Company's share of the premiums for the insurance obtained for Mr. Wesley in 1999 was paid in two annual installments in 1999 and 2000. The Company's share of the premiums for the increased insurance obtained for Mr. Omtvedt in 2000 is expected be paid in two annual installments, the first of which was paid in 2000 and the second of which will be paid in 2001. The amounts set forth in the "All Other Compensation" column for 1998 for Messrs. Omtvedt, Roche and Hausberg and for 1999 and 2000 for Messrs. Wesley and Omtvedt include the dollar value of insurance premiums paid by the Company in those years for split-dollar insurance as reduced by the projected refund to the Company on the maturity of the policy calculated on an actuarial basis. For 2000, $105,313 was included for Mr. Wesley and $12,337 was included for Mr. Omtvedt.

    The Company provides an additional life insurance program for certain executive officers, including Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg. Upon the executive's death or other termination of the policy, all of the insurance proceeds would be payable to the executive's beneficiaries. The amounts set forth in the "All Other Compensation" column for 2000 for Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg include the dollar value of insurance premiums paid by the Company in 2000. These amounts are:
    $18,634 for Mr. Wesley; $8,581 for Mr. Omtvedt; $5,298 for Mr. Roche; $2,947 for Mr. Flocco; and $5,263 for Mr. Hausberg.

    The following table provides information on grants of stock options made in 2000:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                                    --------------------------------
                                      NUMBER OF     PERCENT OF TOTAL
                                     SECURITIES       OPTIONS/SARS     EXERCISE                GRANT DATE
                                     UNDERLYING        GRANTED TO      OR BASE                  PRESENT
                                    OPTIONS/SARS      EMPLOYEES IN      PRICE     EXPIRATION     VALUE
NAME                                GRANTED(#)(1)     FISCAL YEAR       ($/SH)     DATE(2)       ($)(3)
----                                -------------   ----------------   --------   ----------   ----------
NORMAN H. WESLEY..................     200,000             5.9          24.50       9/26/10    1,231,000

CRAIG P. OMTVEDT..................     100,000             2.9          24.50       9/26/10      615,500

MARK A. ROCHE.....................      50,000             1.5          24.50       9/26/10      307,750

THOMAS J. FLOCCO..................      50,000             1.5          22.78       2/28/10      297,400
                                        66,700             2.0          24.50       9/26/10      410,539

MARK HAUSBERG.....................      36,700             1.1          24.50       9/26/10      225,889

---------

(1) All options are for shares of common stock of the Company. No stock appreciation rights ("SARs") were granted during 2000. Options are generally not exercisable until the expiration of one year from the date of grant and the options granted during 2000 become exercisable in three equal annual installments commencing one year after the date of grant.

(2) The 1999 Long-Term Incentive Plan further provides that each option shall have a limited right ("Limited Right") which generally is exercised automatically on the date of change in control of the Company. The Limited Right generally entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and (i) the fair market value of such shares at the date of exercise of the Limited Right if the option is an incentive stock option and (ii) if the option is a nonqualified stock option, the greater of (a) the highest price per share paid for the shares of common stock of the Company acquired in the change in control and
    (b) the highest market value of shares of common stock during a specified period prior to the time of exercise. The option is canceled to the extent of the exercise of the Limited Right.

(3) Grant Date Present Value is determined using the Black-Scholes option pricing model based on the following assumptions: (a) an expected option term of four and a half years which reflects a reduction of the actual ten year term of an option based on historical data regarding the average length of time an optionee holds the option before exercising; (b) a risk-free weighted-average rate of return of 5.97%, the rate of a five year U.S. Treasury Zero Coupon Bond corresponding to the expected option term;
    (c) stock price volatility of 30% based on weekly closing stock market quotations for the period June 1997 to October 2000; and (d) a yield of 3.4% based on the annual dividend rate of $0.96 per share at the date of grant. The Grant Date Present Values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized by an optionee will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

    The following table provides information concerning exercise of stock options made during 2000 by each of the following most highly compensated executive officers:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                NUMBER OF
                                                               SECURITIES            VALUE OF
                                                               UNDERLYING          UNEXERCISED
                                                               UNEXERCISED         IN-THE-MONEY
                                                              OPTIONS/SARS         OPTIONS/SARS
                               SHARES                         AT FY-END (#)       AT FY-END ($)
                             ACQUIRED ON         VALUE        EXERCISABLE/         EXERCISABLE/
NAME                       EXERCISE (#)(1)   REALIZED ($)     UNEXERCISABLE       UNEXERCISABLE
----                       ---------------   -------------   ---------------   --------------------
NORMAN H. WESLEY.........            0               0       379,050/323,898   1,134,824/ 1,100,000
CRAIG P. OMTVEDT.........          321             598       103,096/160,832      24,529/   550,000
MARK A. ROCHE............        8,366          32,889       134,128/ 85,232     189,212/   275,000
THOMAS J. FLOCCO.........            0               0             0/116,700           0/   727,788
MARK HAUSBERG............            0               0        83,019/ 60,899     218,141/   201,850

---------
(1) No SARs were exercised during 2000, and no SARs were outstanding as of February 12, 2001.

    The following table provides information concerning long-term compensation awards made during 2000 to the following most highly compensated executive officers:

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR
                          PERFORMANCE PERIOD 2001-2003

                                                  PERFORMANCE
                                    NUMBER OF       OR OTHER          ESTIMATED FUTURE PAYOUTS UNDER
                                  SHARES, UNITS   PERIOD UNTIL         NON-STOCK PRICE-BASED PLANS
                                    OR OTHER       MATURATION    ----------------------------------------
NAME                              RIGHTS (#)(1)    OR PAYOUT     THRESHOLD (#)   TARGET (#)   MAXIMUM (#)
----                              -------------   ------------   -------------   ----------   -----------
NORMAN H. WESLEY................     40,000          3 yrs.          20,000        40,000       60,000
CRAIG P. OMTVEDT................     17,300          3 yrs.           8,650        17,300       25,950
MARK A. ROCHE...................     10,700          3 yrs.           5,350        10,700       16,050
THOMAS J. FLOCCO................     13,300          3 yrs.           6,650        13,300       19,950
MARK HAUSBERG...................      4,900          3 yrs.           2,450         4,900        7,350

---------
(1) Performance share awards were granted for the January 1, 2001-December 31, 2003 performance period. These figures represent the number of shares that will be awarded upon attainment of the average consolidated return on equity and cumulative increase in diluted earnings per share targets for the performance period 2001-2003.

    The number of shares of common stock to be delivered for the performance period 2001-2003 is based on the level of achievement of specified operating goals of the Company and its consolidated subsidiaries during the performance period. The target number of shares will be earned if 100% of the targeted average consolidated return on equity and cumulative diluted earnings per share are achieved and an additional amount of shares will be paid if the targeted goals are exceeded, but the maximum number of shares paid will not exceed 150% of the target amount. The threshold amount will be earned at the achievement of approximately 90% of the targeted average consolidated return on equity and cumulative diluted earnings per share. In addition, cash dividend equivalents will be paid, but only to the extent that the performance goals are achieved.

RETIREMENT PLANS

    The following table sets forth the highest estimated annual retirement benefits payable to persons in the specified compensation and years of service classifications upon retirement at normal retirement date, assuming election of an annuity for the life of the employee only, under the plans of the Company under which executive officers of the Company would be entitled to benefits:

                               PENSION PLAN TABLE

                                       ESTIMATED ANNUAL RETIREMENT BENEFITS
                                   FOR REPRESENTATIVE YEARS OF CREDITED SERVICE
                        -------------------------------------------------------------------
    REMUNERATION           10         15         20         25          30           35
    ------------        --------   --------   --------   --------   ----------   ----------
     $  500,000         $ 75,000   $112,500   $150,000   $187,500   $  225,000   $  262,500
        600,000           90,000    135,000    180,000    225,000      270,000      315,000
        700,000          105,000    157,500    210,000    262,500      315,000      367,500
        800,000          120,000    180,000    240,000    300,000      360,000      420,000
        900,000          135,000    202,500    270,000    337,500      405,000      472,500
      1,000,000          150,000    225,000    300,000    375,000      450,000      525,000
      1,100,000          165,000    247,500    330,000    412,500      495,000      577,500
      1,200,000          180,000    270,000    360,000    450,000      540,000      630,000
      1,300,000          195,000    292,500    390,000    487,500      585,000      682,500
      1,400,000          210,000    315,000    420,000    525,000      630,000      735,000
      1,600,000          240,000    360,000    480,000    600,000      720,000      840,000
      1,800,000          270,000    405,000    540,000    675,000      810,000      945,000
      2,000,000          300,000    450,000    600,000    750,000      900,000    1,050,000
      2,200,000          330,000    495,000    660,000    825,000      990,000    1,155,000
      2,400,000          360,000    540,000    720,000    900,000    1,080,000    1,260,000

    The estimated retirement benefits set forth in the preceding table include any offset for Social Security benefits. The compensation covered by the plans that provide retirement benefits to executive officers generally includes the categories of "Salary" and "Bonus" from the Summary Compensation Table shown above on page 10 averaged over the five highest consecutive years. The years of service of Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg are 16, 11, 19, 1 and 7, respectively. Mr. Roche, who joined our employ in 1988, had a special retirement arrangement which credited him with service since 1981 in order to recognize that he devoted full time to our legal affairs from 1981 through 1988 while with an outside law firm.

    SUPPLEMENTAL PLAN. All executive officers are accruing all benefits after 1995 under the Supplemental Plan rather than the Company's tax qualified Retirement Plan. The Supplemental Plan provides that certain senior officers of Fortune Brands, Inc. will receive an annual benefit equal to 52 1/2% of average compensation during the five highest-paid consecutive years of employment if designated by the Compensation and Stock Option Committee to receive this benefit. Messrs. Wesley, Omtvedt, Roche and Hausberg are entitled to this retirement benefit. This 52 1/2% benefit is reduced by 1 1/2% of such average compensation for each year that the officer retires prior to age 65 unless he has completed 35 years of service. The benefit is also reduced by benefits under the Fortune Brands, Inc. Retirement Plan and the retirement plans of our subsidiaries and any prior employer.

    The Supplemental Plan also pays the difference between the benefits payable under our tax qualified Retirement Plan and the amount that would be payable under our tax qualified Retirement Plan formula in excess of the Internal Revenue Code limit on the amount of annual benefits that may be paid from a tax qualified Retirement Plan. The current Internal Revenue Code limit is the lesser of $140,000 or the employee's average annual compensation during the three highest-paid consecutive years of employment. The Internal Revenue Code also provides that benefits under tax qualified plans cannot be based on compensation in excess of a certain limit, currently $170,000. The Supplemental Plan provides the difference between the amount paid under our tax qualified plans and the amount that would have been paid if the $170,000 limit on compensation were not included therein. In calculating benefits, no credit is given for service in excess of 35 years.

    AGREEMENT WITH MR. WESLEY. Mr. Wesley has an agreement that his average annual compensation under the Supplemental Plan will be determined using his three highest-paid consecutive calendar years of employment rather than five. If Mr. Wesley becomes disabled or dies prior to normal retirement age of 65, or if we terminate his employment for reasons other than cause, or Mr. Wesley terminates his employment for good reason (as defined in the agreement), Mr. Wesley's compensation at the date of his retirement will be deemed to have continued until his normal retirement age for purposes of calculating this retirement benefit.

    CHANGE IN CONTROL AGREEMENTS. We have agreements with Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg to provide benefits if they are terminated following a change in control of Fortune Brands, Inc. Each agreement states that if, subsequent to a change in control, (1) Fortune Brands, Inc. terminates the officer's employment for a reason other than disability or cause, or (2) the officer decides to terminate his employment for good reason (as defined in the agreement), the officer will receive:

         (i) three years of base salary, three times the amounts for one year of his incentive compensation award and defined contribution plan allocation (and the supplemental profit-sharing allocation under the Supplemental Plan);

        (ii) three additional years of service and earnings credit under our retirement plans and agreements; and

        (iii) three additional years of coverage under our life, health, accident, disability and other employee plans.

    If the special excise tax under Section 280G of the Internal Revenue Code applies, the agreements provide that we will restore amounts lost by the executive officer. The Company has established "rabbi" trusts with a bank for the purpose of paying such amounts. The executive officer would also be entitled to retain his split-dollar life insurance policy in order to provide his death benefit, but any insurance proceeds after death in excess of the death benefit will be returned to the Company. Any amounts payable under these change in control agreements are reduced by amounts payable under the severance agreements referred to below.

    SEVERANCE AGREEMENTS. We have agreements with Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg to provide severance benefits without regard to a change in control if they die, if Fortune Brands, Inc. terminates their employment for reasons other than disability or cause, or if they terminate their employment for "good reason" (as defined in the agreement). The severance agreements provide the same benefits as those described above for a termination of employment following a change in control except that the multiplier is three in the case of Mr. Wesley and two in the case of Messrs. Omtvedt, Roche, Flocco and Hausberg.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

    The Company's executive compensation program assists the Company in attracting, motivating and retaining the executive resources that it needs in order to maximize its return to stockholders.

    Toward that end, the program provides:

         (i) competitive levels of salary and total compensation;

        (ii) annual incentive compensation that varies with the annual financial performance of the Company and its various operating companies as well as the attainment of individual goals established for each executive; and

        (iii) long-term incentive compensation to reward long-term financial performance.

    The Company provides levels of total compensation for executive officers that are competitive with compensation for executives with comparable responsibilities in corporations of similar size. The competitive information is derived from a variety of sources, principally surveys of compensation awarded by large, publicly-held corporations. The surveys were conducted by Hewitt Associates, the outside consultant of the Compensation and Stock Option Committee (the "Committee"), and Towers Perrin. Most of the companies in the survey group are in the S&P 500 and some are in the Peer Group Index described on page 19. The Committee relies on a broad array of companies for comparative analysis of executive compensation because the Committee believes that the Company's competitors for executive talent are more varied than the Peer Group.

    The Company's executive compensation program consists of three basic elements--base salaries, annual incentive bonuses and long-term incentives. The long-term incentive plans covering the Company's executive officers are designed to ensure that incentive compensation varies based on the profitability of the Company and its various operating companies and on the performance of the Company's common stock. In addition, these plans as well as the annual incentive bonus program provide the flexibility to reward executives based on their individual performance.

  COMMITTEE RESPONSIBILITIES

    The Company's By-laws require that the salaries of Vice Presidents and more senior officers be approved by the Committee. The Committee also has the authority to select corporate performance measures for each year under the annual incentive bonus program which, if attained, will establish an incentive compensation fund for the year as well as to determine the allocation of the fund among the participants. In addition, the Committee grants awards under the Company's 1999 Long-Term Incentive Plan, which as described below consisted in 2000 of stock options and performance share awards. The Committee also reviews the design of the Company's executive compensation programs, assesses their competitiveness and effectiveness and makes recommendations with respect to them.

    Each of the elements of the program is described in the report below, including a discussion of the specific actions taken by the Committee with respect to the executive officers for 2000, including the Chief Executive Officer.

  BASE SALARIES

    In determining salary adjustments for Mr. Wesley and other executive officers, the Committee sought to maintain salary levels that are competitive with the survey group. Mr. Wesley received a promotional increase of 28% on January 1, 2000 reflecting his election to the office of Chief Executive Officer effective December 29, 1999. Excluding the January 1, 2000 promotional increase for Mr. Wesley and two other executive officers, the average salary increase for executive officers during 2000 was 3.3%. The average salary increase for the survey group was 4.3%. After the 2000 increases, the salary levels of the Company's executive officers were within the third quartile (the fourth quartile being the highest) of the survey group.

  ANNUAL INCENTIVE BONUSES

    The Company's Annual Executive Incentive Compensation Plan, approved by stockholders, covers officers holding the office of Vice President and above. The Committee determined at the beginning of 2000 that an incentive bonus fund for the year be established at 2.5% of adjusted net income. Adjusted net income was defined as the Company's income from continuing operations. This is determined in accordance with generally accepted accounting principles, as reflected in the audited consolidated statement of income for 2000. The income is then adjusted, net of income taxes, by the Company's independent accountants to:

         (i) eliminate restructuring charges or credits;

        (ii) eliminate other nonrecurring charges or credits, as disclosed in the audited financial statements and notes thereto;

        (iii) include the results of operations for such year from businesses classified as "discontinued operations" prior to the disposition dates; and

        (iv) to the extent not adjusted pursuant to the above items, eliminate gains or losses resulting from the sale, disposal or writedown of intangible assets, land or buildings, charges for impaired assets, businesses, securities resulting from the sale of businesses and the sale of financial instruments.

    In order to allocate the incentive bonus fund among the executives, the Committee established a target level for the annual bonuses which was 85% of salary for Mr. Wesley and 50% of salary for all other executive officers. Actual bonuses are paid subject to the Company' financial performance, and ranging from 0 -150% of the target bonus amount. The Committee also established a maximum percentage of the incentive bonus fund that could be awarded to an individual executive officer as follows: 20% to Mr. Wesley, 7.5% to Messrs. Omtvedt, Roche, Flocco and Hausberg and 2.5% to 5% to each of the other individual executive officers. The Committee has the authority to reduce but not increase the incentive bonus award.

    The target award levels assigned to the Chief Executive Officer and the other executive officers were based on competitive practice. Based on growth of earnings per share, the Committee determined that the payment to Mr. Wesley and the executive officers generally should be 50% above the target award. The total amount of the incentive bonuses paid to eligible officers for 2000 was 34% of the total authorized incentive fund.

  LONG-TERM INCENTIVES

    Under the Company's 1999 Long-Term Incentive Plan, the Committee can grant to key employees of the Company and its subsidiaries a variety of long-term incentives, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalents and other stock-based incentives. During 2000, the Committee granted incentive stock options and nonqualified stock options to executive officers of the Company. Performance share awards were also granted for the 2001-2003 performance period.

    The Committee intends that stock options and performance awards serve as a significant portion of the executives' total compensation package. Thus they are granted in consideration of present and anticipated performance, as well as past performance. Annual and long-term incentives make up the major portion of the total compensation of executive officers. Moreover, the stock options and performance awards offer the executive officers significant long-term incentives to increase their efforts on behalf of the Company and its subsidiaries, to focus managerial efforts on enhancing stockholder value and to align the interests of the executives with the stockholders. As indicated above, the Committee's compensation philosophy is to have long-term incentives that pay more for superior performance and less if performance does not achieve that level. The Committee, in making its determinations with respect to stock option and performance award grants to the individual senior executives was guided by the percentage of the individual's base salary that the estimated value of the stock options and performance award would comprise. The Committee sets the percentage that the long-term incentive would represent of base salary at a level based on a comparison to the value of long-term incentives as a percentage of their base salary awarded to similarly-compensated executives in the survey group. The Committee used an option pricing valuation method for purposes of making such comparison. The grants are designed so that stock options comprise the greatest portion of the long-term incentive grant (ranging from 68% to 82% of the total long-term incentive grant for individual executive officers). Performance awards comprise the remainder. These grants continue the Committee's practice of providing executive officers with annual long-term incentive grants that are at competitive levels as recommended by the Committee's outside consultants.

    During 2000 the Committee granted incentive and nonqualified stock options. The options have an exercise price of not less than fair market value of the stock on the date of grant. The options generally become exercisable in three annual installments commencing one year from the date of grant, and expire
10 years from the date of grant. Benefits to an executive officer from stock options will be realized only in the event of an increase in the market value of the Company's common stock.

    The Committee also granted performance share awards for the 2001-2003 performance period which are contingent upon the achievement by the Company and its subsidiaries of specified average return on equity and cumulative diluted earnings per share targets over the performance period 2001-2003. Performance share awards will not be paid unless approximately 90% or more of the targeted consolidated return on equity and cumulative diluted earnings per share are achieved. In that event 50% of the target number of shares will be earned. The target number of shares of the Company's common stock will be earned if 100% of the targeted consolidated return on equity and cumulative diluted earnings per share are achieved. An additional amount of shares will be paid if the targeted goals are exceeded but the maximum number of shares paid will not exceed 150% of the target amount. In addition, the recipients of these performance awards will receive cash dividend equivalents at the time of payment of the performance shares equal to the cash dividends that would have been paid on the shares had the recipient owned the shares during the performance period.

    The performance share award grant when aggregated with the 2000 stock option grant to the individual executive officers placed them on average within the third quartile of the survey group. Mr. Wesley's long-term incentive grant placed him at the mid-point of the survey group. The Committee believes that it is desirable to set a competitive percentile target as compared to the survey group so as to provide additional incentive pay to the top executives to reward strong performance to increase their efforts on behalf of the Company, its subsidiaries and its stockholders.

    The Internal Revenue Code limits the allowable tax deduction that may be taken by the Company for compensation paid to the Chief Executive Officer and the other highest paid executive officers required to be named in the Summary Compensation Table. The limit is $1 million per executive per year, provided that compensation payable solely on account of the attainment of performance goals is excluded from the limitation. It is the Committee's intent to qualify as performance-based compensation, to the extent practicable, the annual incentive bonus and stock options and performance awards in order that these elements of compensation may qualify for the exclusion from the $1 million limit.

                                        Compensation and Stock Option Committee

                                            Gordon R. Lohman, Chairman
                                            Patricia O. Ewers
                                            John W. Johnstone, Jr.
                                            Sidney Kirschner
                                            Eugene A. Renna

                                                               February 26, 2001

                  FORTUNE BRANDS INC. STOCK PRICE PERFORMANCE
                          (WITH DIVIDEND REINVESTMENT)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
Peer Index    100.00    117.39    138.02    131.53    126.27    125.55
S&P 500       100.00    122.96    163.98    210.85    255.21    231.96
FO            100.00    116.59    141.99    124.19    133.08    125.15

  PEER GROUP INDEX

    The Peer Group is composed of the following publicly traded companies in industry segments corresponding to the Company's current four core businesses: the Spirits and Wine segment is composed of Allied Domecq PLC, Brown-Forman Corporation, Constellation Brands, Inc. (formerly Canadaigua Brands, Inc.), Diageo PLC, formerly known as Guinness PLC, and Grand Metropolitan PLC (through December 16, 1997 when it was merged with Guinness PLC); the Home Products segment is composed of Armstrong World Industries, Inc., The Black & Decker Corporation, Masco Corporation, Newell Rubbermaid Inc. (formerly Newell Co.) and The Stanley Works; the Office Products segment is composed of Avery Dennison Corporation, Esselte AB, General Binding Corporation, Hunt Manufacturing Co., The Mead Corporation, Moore Corporation Ltd., The Standard Register Company and Wallace Computer Services, Inc.; and the Golf and Leisure segment is composed of Brunswick Corporation, Callaway Golf Company, FILA Holdings, S.P.A., Huffy Corporation, K2, Inc. and Reebok International Ltd. The Seagram Company, Ltd., which was formerly included in the spirits and wine category, has been removed because it is no longer a publicly traded company.

    The weighted average total return of the entire Peer Group, for each year, is calculated as follows: (1) the total return of each Peer Group member is calculated by dividing the change in market value of a share of its common stock, assuming periodic dividend reinvestment, by the cumulative value of a share of its common stock at the beginning of the year (the total return for Grand Metropolitan PLC has been weighted in 1997 for actual trading days);
(2) each Peer Group member's total return is then weighted within its industry segment based on its market capitalization at the beginning of the year, relative to the market capitalization of the entire segment, and the sum of such weighted returns results in a weighted average total return for that segment; and (3) each segment's weighted average total return is then weighted based on the percentage of sales, excluding excise taxes, of that segment of the Company for the year, as compared with total Company sales, excluding excise taxes, and the sum of such weighted returns results in a weighted average total return for the entire Peer Group.

    The Peer Group Index reflects the weighted average total return for the entire Peer Group calculated for the five year period from a base of $100.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors (the "Audit Committee") is composed of four directors that are "independent" for purposes of the New York Stock Exchange Listing Standards. The Audit Committee has a written charter that has been approved by the Board of Directors. A copy of the charter is attached as Exhibit A. The Audit Committee has recommended to the Board of Directors (subject to shareholder ratification) the selection of the Company's independent auditor.

    Management has the responsibility for the Company's financial statements and overall financial reporting process, including the Company's systems of internal controls. The independent auditor has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditor. Management has confirmed to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has met with the independent auditor and discussed matters required to be discussed by SAS No. 61 (Communication with Audit Committees). The independent auditor has provided an unqualified opinion regarding the Company's financial statements for the year ended December 31, 2000.

    The Company's independent auditor has also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee has discussed with the independent auditor that firm's independence. The Audit Committee has also reviewed non-audit services provided by the independent auditor and has considered the compatibility of these services with maintaining the auditor's independence.

    Based upon the review and discussions with management and the independent auditor, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                                        Audit Committee

                                            Charles H. Pistor, Jr., Chairman
                                            Anne M. Tatlock
                                            David M. Thomas
                                            Peter M. Wilson

    The Report of the Compensation and Stock Option Committee on Executive Compensation, the Fortune Brands, Inc. Stock Price Performance graph, and the Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C of the Regulations of the SEC under the Exchange Act, or to the liabilities of
Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement incorporating this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

AUDIT FEES

    The independent auditor of the Company during the year ended December 31, 2000 was PricewaterhouseCoopers LLP. The aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company's annual financial statements for the most recent fiscal year and for the review of the Company's financial information included in its SEC Form 10-Q filings during the year 2000 was $3,011,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    During the year 2000, PricewaterhouseCoopers LLP did not perform any financial information systems design and implementation services.

ALL OTHER FEES

    The aggregate fees billed for all other services rendered to the Company by PricewaterhouseCoopers LLP during the year 2000 was $1,986,000. These non-audit fees relate to tax services, actuarial and benefits consulting services, and other miscellaneous services.

ITEM 2

                      ELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends that you elect PricewaterhouseCoopers LLP as our independent accountants for 2001. In line with this recommendation, the Board of Directors intends to introduce the following resolution at the Annual Meeting (designated as Item 2):

        "RESOLVED, that PricewaterhouseCoopers LLP be and they are hereby elected independent accountants for the Company for the year 2001."

    A member of PricewaterhouseCoopers LLP will attend the Annual Meeting to make a statement if he desires, and to respond to appropriate questions that may be asked by stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 2.

ITEM 3

                      APPROVAL OF THE FORTUNE BRANDS, INC.
                  2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    On January 30, 2001, the Company's Board of Directors adopted the Fortune Brands, Inc. 2002 Non-Employee Director Stock Option Plan (the "2002 Plan"), subject to approval by the stockholders, to provide for the granting to non-employee directors through December 31, 2006 of an annual grant of an option to purchase 2,500 shares of Company common stock. Under the 2002 Plan, awards may be made covering up to 200,000 shares of Company common stock. These amounts are subject to adjustment for stock splits, stock dividends and similar events. The 2002 Plan would replace the Non-Employee Director Stock Option Plan (the "1997 Plan") under which grants may no longer be made after December 31, 2001. If approved by the Company's Stockholders, the 2002 Plan will take effect on January 1, 2002.

    The Board believes that the 2002 Plan will aid the Company in attracting and retaining non-employee directors of outstanding ability by making it possible to offer them the opportunity to acquire shares of Company common stock and thereby further align their interests with those of other stockholders of the Company. Accordingly, the Board has adopted the 2002 Plan and recommends its approval by stockholders.

SUMMARY OF THE 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    The 2002 Plan is set forth in full as Exhibit B, and the description of the plan which appears below is qualified in its entirety by reference thereto.

    The 2002 Plan will be administered by the Nominating and Corporate Governance Committee (the "Nominating Committee") appointed by the Board and consisting of at least two members of the Board. The members of the Nominating Committee are intended to qualify as "non-employee" directors under Rule 16b-3 promulgated under Section 16 of the Exchange Act. The Nominating Committee has the power and authority to administer, enforce and interpret the 2002 Plan, to make rules for carrying it out and to make changes in such rules.

  ELIGIBILITY

    In order to participate in the 2002 Plan, a person must have become a member of the Board on or after April 30, 1997 and must not at the time of receipt of an option under the 2002 Plan be a full-time employee of the Company or one of it subsidiaries. Any current director of the Company who is not a full-time employee of the Company or one of its subsidiaries who became a director prior to April 30,

1997 and who irrevocably elected to cease to accrue future benefits under the Company's retirement benefit plan for non-employee directors so long as the Company maintained the 1997 Plan or a successor plan is also eligible to participate in the 2002 Plan. In addition, eligible participants include any current or future director of the Company who ceases to serve as an employee of the Company or one of its subsidiaries and to whom the Nominating Committee determines in its sole discretion to grant options. All eligible participants are referred to herein as "Eligible Directors."

  STOCK OPTIONS

    The 2002 Plan authorizes only the granting of options which do not qualify as incentive stock options under the Internal Revenue Code to purchase shares of common stock.

    Under the 2002 Plan:

           (i) the option price per share shall not be less than fair market value at the time of grant;

          (ii) an option will not become exercisable until the holder shall have remained a director of the Company for at least one year after the date of grant (subject to limited exceptions specified in the 2002 Plan) and may be exercised for ten years from the date of grant unless an earlier expiration date is stated in the option agreement, provided that an option may be exercised within one year from the date of death even though such one-year period extends beyond the ten-year term; and

         (iii) payment in full of the option price must be made upon exercise of each option, either in cash or shares of Company common stock with a fair market value equal to the option price (provided such shares have been held at least one year by the participant) or by a combination of cash and such shares having an aggregate value equal to the option price.

    The Nominating Committee may permit holders simultaneously to exercise options and sell the shares of Company common stock thereby acquired pursuant to brokerage or similar arrangement, approved in advance by the Nominating Committee, and use the proceeds from such sale as payment of the purchase price of such shares and to pay applicable tax withholding.

    If a person's status as an Eligible Director ceases other than by reason of death, disability or retirement from service as a member of the Board after five or more years of service as an Eligible Director ("Retirement"), the option shall terminate and cease to be exercisable 30 days after such cessation of service except in the event of a Change in Control (as defined below). If a person's status as an Eligible Director ceases by reason of death, disability or Retirement, the option will continue to be exercisable until the expiration date set forth in the option agreement, provided that an option may be exercised within one year from the date of death even though beyond such expiration date.

    The 2002 Plan provides that each option shall have a limited right ("Limited Right") which is automatically exercised on the date of a Change in Control, or a later date determined by the Nominating Committee prior to a Change in Control, unless the Nominating Committee determines prior to the Change in Control that the Limited Right shall not be automatically exercised. In the event that the Limited Right is not automatically exercised, the holder may during the 60-day period beginning on the date of the Change in Control (the "Limited Right Exercise Period"), in lieu of exercising the option, exercise the Limited Right relating thereto. The Limited Right entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and the greater of (a) the highest price per share paid for shares of Company common stock acquired in the Change of Control and (b) the highest fair market value of shares of Company common stock during the Limited Right Exercise Period prior to the date of exercise. The option will be canceled to the extent of the exercise of a Limited Right whether automatic or by the holder of the option. To the extent that a Limited Right is not automatically exercised or exercised by the holder, the holder may exercise the option during the Limited Right Exercise Period as described under "Change in Control" below.

  OTHER TERMS AND CONDITIONS

    The 2002 Plan provides that no options may be granted after December 31, 2006, but that the terms of options granted on or before December 31, 2006 may extend beyond such date. Any shares that have been made subject to an option that cease to be subject to the option (other than by reason of exercise or payment of the option) shall again be available for grant. The 2002 Plan also provides that no option or portion thereof shall be transferable by the participant (except as a gift to immediate family members and trusts for the benefit of immediate family members, if permitted in the agreement governing the terms of the option) otherwise than by will or the laws of descent and distribution.

  CHANGE IN CONTROL

    In the event of a Change in Control of the Company, the 2002 Plan provides that (a) each option shall become immediately exercisable; (b) if a holder's status as a member of the Board is terminated following a Change in Control, the options and related Limited Rights shall be exercisable during the Limited Right Exercise Period applicable to such option; and (c) Limited Rights shall be automatically exercised or become exercisable as described above under "Stock Options".

    A Change in Control is defined in the 2002 Plan as:

           (i) the acquisition by a person or group of beneficial ownership of 20% or more of outstanding voting stock;

          (ii) a majority of our current Board of Directors (or successor directors approved by our current directors) cease to be continuing directors;

         (iii) a merger, consolidation or sale of substantially all the assets of Fortune Brands, Inc. in a transaction in which our stockholders immediately prior to the transaction do not own at least 60% of the voting power of the surviving, resulting or transferee entity; or

          (iv) stockholders approve a complete liquidation or dissolution of Fortune Brands, Inc.

The definition excludes purchases or sales of stock by or from the Company or one of our employee benefit plans or trusts.

  AMENDMENT AND TERMINATION

    The Board has the power, in its discretion, to amend the 2002 Plan at any time. It does not have the power, however, to:

           (i) increase the maximum number of shares authorized for issuance pursuant to the 2002 Plan;

          (ii) change the class of eligible recipients to other than Eligible Directors;

         (iii) reduce the basis upon which any minimum stock option price is determined;

          (iv) extend the period within which awards under the 2002 Plan may be granted beyond December 31, 2006; or

           (v) provide for a stock option exercisable more than ten years from the date of grant, except in the event of death.

In addition, the Board does not have the power to change the terms of any previously-granted option in a manner that would adversely affect the rights of the holder thereof without the consent of such holder, except to the extent provided in the 2002 Plan or contained in the terms of the option.

    The Board may suspend or terminate the 2002 Plan at any time. No such suspension or termination, however, shall affect options then in effect.

FEDERAL INCOME TAX CONSEQUENCES

    The grant of an option will not result in any immediate tax consequence to the Company or the holder. Upon exercise of an option, the holder will realize ordinary income in an amount equal to the fair market value of the stock at the time of exercise over the option price, and the Company will generally be entitled to a deduction in the same amount.

RESOLUTION FOR ITEM 3

    The resolution (designated herein as Item 3) to approve the 2002 Plan is as follows:

        "RESOLVED, that, as conditionally adopted by the Board of Directors, the Fortune Brands, Inc. 2002 Non-Employee Director Stock Option Plan submitted to this Annual Meeting and as shown as Exhibit B to the Proxy Statement accompanying the notice of this Annual Meeting be and it is hereby approved for 2002 and subsequent years."

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 3.

                CERTAIN INFORMATION REGARDING SECURITY HOLDINGS

    The following table shows the beneficial ownership of common stock of Fortune Brands, Inc. by each nominee for director and other directors, each executive officer listed on page 10, and directors and executive officers of the Company as a group on February 12, 2001. The table is based on information we received from the nominees, other directors and executive officers, our Corporate Employee Benefits Committee, and the Trustee of our defined contribution plan.

                                                 AMOUNT AND NATURE OF
                                                 BENEFICIAL OWNERSHIP   PERCENT OF
NAME                                                  (A)(B)(C)           CLASS
----                                             --------------------   ----------
Patricia O. Ewers..............................          11,081            *
Thomas J. Flocco...............................          20,569            *
Mark Hausberg..................................          95,963            *
Thomas C. Hays.................................         863,055            *
John W. Johnstone, Jr..........................          11,781            *
Sidney Kirschner...............................           3,964            *
Gordon R. Lohman...............................           9,217            *
Craig P. Omtvedt...............................         135,043            *
Charles H. Pistor, Jr..........................           5,464            *
Eugene A. Renna................................           5,770            *
Mark A. Roche..................................         171,633            *
Anne M. Tatlock................................          11,299            *
David M. Thomas................................             200            *
Norman H. Wesley...............................         427,817            *
Peter M. Wilson................................           8,222            *
Directors and executive officers as a group
  (17) persons.................................       1,823,351             1.19%

---------

 * Less than 1%

(a) No individual director or nominee for director or executive officer beneficially owns one percent or more of the outstanding equity securities of the Company. To the best of our knowledge, each nominee and Class I and Class II director and executive officer who is not a director has sole voting and investment power with respect to shares shown above, other than with respect to the shares listed in Note (c) below that may be acquired upon exercise of options, and except as follows: Mr. Hays shares voting and investment power as a co-trustee of various family trusts with respect to 5,107 shares and with respect to which shares he disclaims beneficial ownership and Mr. Hays has no voting or investment power with respect to 4,000 shares held in trust for the benefit of his wife and with respect to which shares he disclaims beneficial ownership; and Mr. Pistor shares voting and investment power with his wife with respect to 1,800 shares.

(b) The numbers of shares attributable to Company contributions under the defined contribution plan of the Company included in the numbers shown above are as follows: Mark Hausberg, 1,093; Thomas C. Hays, 3,151; Craig P. Omtvedt, 1,194; and Mark A. Roche, 3,634. The numbers of shares attributable to employee contributions under such Plan included in the numbers shown above are: Thomas C. Hays, 8,121; Craig P. Omtvedt, 1,032; and Mark A. Roche, 1,507. The Trustee of the defined contribution plan has agreed to vote the shares it holds in the Trust in accordance with instructions received from members of the Plan and shares as to which instructions are not received are voted by the Trustee proportionally in the same manner as shares as to which the Trustee has received instructions. The number shown in the table above includes 19,999 shares of common stock held on December 31, 2000 by the Trustee of the defined contribution plan of the Company (including certain of those referred to above) which number is equivalent as of that date to the undivided proportionate beneficial interests of the directors and executive officers of the Company in all such shares.

(c) The numbers of shares of which the nominees and Class I and Class II directors and Messrs. Flocco, Hausberg, Roche, and Omtvedt had the right to acquire beneficial ownership pursuant to the exercise on or before April 13, 2001 of options granted by the Company are as follows: Patricia O. Ewers, 7,717; Thomas C. Hays, 736,074; John W. Johnstone, Jr., 7,717;
    Gordon R. Lohman, 7,717; Craig P. Omtvedt, 103,096; Eugene A. Renna, 2,500; Anne M. Tatlock, 7,717; Norman H. Wesley, 379,050; Peter M. Wilson, 4,500; Thomas J. Flocco, 16,667; Mark Hausberg, 83,019; and Mark A. Roche, 134,128. The number of shares shown in the table above includes 1,529,605 shares of which the directors and executive officers as a group had the right to acquire beneficial ownership pursuant to the exercise on or before April 13, 2001 of options granted by the Company. Inclusion of such shares does not constitute an admission by any nominee, director or executive officer that he is the beneficial owner of such shares.

    To the best of the Company's knowledge, directors and executive officers did not own any shares of $2.67 Convertible Preferred stock of Fortune Brands, Inc. and no one person was the beneficial owner of more than 5% of the outstanding voting securities of the Company or of more than 5% of any class of voting securities of the Company at February 12, 2001.

              SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

  WHAT GOVERNS STOCKHOLDER PROPOSALS AND NOMINATIONS?

    Our Restated Certificate of Incorporation contains procedures for stockholder nomination of directors. Our By-laws contain procedures for other stockholder proposals to be presented before annual stockholder meetings.

  WHO CAN MAKE A NOMINATION?

    According to our Restated Certificate of Incorporation, any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders' meeting.

  HOW DO I GO ABOUT MAKING A NOMINATION?

    If you are a record owner of stock and you wish to make a nomination, you must notify our Secretary, in writing, of your intent to make a nomination. You must give your written notice 120 days before the annual meeting, that is, by January 1, 2002 for the 2002 annual meeting, and it must include:

       - the names and addresses of you and any other stockholder who intends to appear in person or by proxy to make the nomination, and of the person or persons to be nominated;

       - a description of all arrangements or understandings between you and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made;

       - any other information regarding each of your proposed nominees that would be included in a proxy statement; and

       - the consent of each nominee to serve if elected.

  WHO CAN MAKE A PROPOSAL?

    According to the By-laws, a proposal or other business to be considered at the annual meeting of stockholders can be made by a person who is a stockholder of record.

  HOW DO I GO ABOUT MAKING A PROPOSAL?

    If you are a record owner of stock and you wish to make a proposal, you must notify our Secretary, in writing, of your intent. You must give your written notice 120 days before the annual meeting, that is, by January 1, 2002 for the 2002 annual meeting, and it must include:

       - a brief description of the business to be brought before the meeting, the reasons for conducting the business and any material interest that you or the beneficial owners, if any, on whose behalf you are making the proposal may have in the business;

       - your name and address, and the names and addresses of the beneficial owners, if any, on whose behalf you are making the proposal, as they appear on our books; and

       - the class and number of shares of our stock that are owned beneficially and of record by you and the beneficial owners.

The By-laws also provide that stockholders who wish to have a proposal included in the Company's Proxy Statement must comply with the applicable requirements of the Exchange Act, as well as its rules and regulations. Such stockholders also have the benefit of the rights provided by Rule 14a-8 of the Exchange Act. In order to be eligible under Rule 14a-8 for inclusion in the Company's Proxy Statement and accompanying proxy at the next annual meeting of stockholders currently scheduled to be held on May 1, 2002, stockholder proposals must be received by the Company on or before November 14, 2001.

    A copy of the Restated Certificate of Incorporation and By-law provisions is available upon written request to Mr. Mark A. Roche, Senior Vice President, General Counsel and Secretary, Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, Illinois 60069. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

                                 MISCELLANEOUS

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR ITS LAST FISCAL YEAR, INCLUDING ANY FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO MR. MARK A. ROCHE, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, FORTUNE BRANDS, INC., 300 TOWER PARKWAY, LINCOLNSHIRE, ILLINOIS 60069. THE COMPANY WILL FURNISH ANY EXHIBITS TO FORM 10-K TO EACH STOCKHOLDER REQUESTING THEM UPON PAYMENT OF A FEE OF $.10 PER PAGE TO COVER THEIR COST.

    The Company will bear the expense of soliciting proxies for this meeting, including mailing costs. In addition to mailing copies of this material to stockholders, we will request that persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others, to forward copies of these materials to the beneficial owners of our stock, and to request the authority to execute the proxies. In order to assure that there is sufficient representation at the meeting, our officers and regular employees will request the return of proxies by telephone, facsimile, or in person. In addition, we have retained Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, to aid in soliciting proxies for a fee, including its expenses, estimated at $20,000. Our total expenses will depend upon the volume of shares represented by the proxies received PROMPTLY in response to the notice of meeting.

    STOCKHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING ARE URGED TO SEND IN THEIR PROXIES WITHOUT DELAY OR VOTE THEIR PROXIES BY TELEPHONE OR VIA THE INTERNET. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                   March 9, 2001

                                                                       EXHIBIT A

                              FORTUNE BRANDS, INC.
                  BOARD OF DIRECTORS--AUDIT COMMITTEE CHARTER

    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company,
(2) the compliance by the Company with legal regulatory requirements and
(3) the independence and performance of the Company's internal and external auditors.

    The Audit Committee shall consist of not less than three members, meet the independence and experience requirements of the New York Stock Exchange and be appointed by the Board on recommendation of the Nominating and Corporate Governance Committee.

    The Audit Committee shall:

EXTERNAL AUDIT

- Recommend to the Board of Directors, at or before its regular meeting in February of each year, a firm of independent certified public accountants, to serve as the Company's principal independent auditors. The independent auditor is accountable to the Board of Directors and Audit Committee which have the ultimate authority and responsibility to select, evaluate and nominate the independent auditor to be proposed for shareholder approval.

- Approve the scope of external audit work and review the reports and recommendations of this Company's principal independent auditors, as well as their performance of requested services.

- Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards number 61 including: the auditors responsibilities, difficulties encountered in performing the audit, significant accounting policies and estimates, audit adjustments, disagreements and major issues discussed with management.

- Discuss the auditor's independence with the auditors, obtain written disclosures of relationships between the auditors and the Company, including non-audit services, and obtain the letter required by the Independence Standards Board Standard No. 1 confirming the auditor's independence.

MANAGEMENT

- Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

INTERNAL AUDIT

- Approve the annual internal audit plan and receive quarterly updates on the results of internal audit work.

- Review internal audit staffing levels and qualifications, annual expense budgets, and any changes in the duties of the Chief Internal Auditor.

OTHER RESPONSIBILITIES

- Review the findings resulting from any examinations of the Company's financial statements by federal regulatory agencies, including the Securities and Exchange Commission and the Internal Revenue Service.

- Review the Company's risk management process and the arrangements which have been made to assure appropriate insurance coverage.

- Review the activities of the Corporate Compliance Committee and its annual report regarding Company-wide programs.

BOARD OF DIRECTORS

- Prepare a report to be included in the Company's annual Proxy Statement disclosing whether the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Form 10-K, as required by the rules of the Securities and Exchange Commission.

- Retain outside experts to assist the Audit Committee in the performance of its duties, as deemed necessary by a majority of the members of the Audit Committee, and upon prior written notice to the Board of Directors.

- Perform such other duties in connection with the Company's financial reporting, audit procedures and system of control as are requested from time to time by the Board of Directors.

- Reporting from time to time its findings to the Board of Directors and making such recommendations to the Board as it deems appropriate.

- Review and reassess the adequacy of this Charter annually, submit it to the Board for approval and disclose in the proxy that the Committee has a written charter.

WHILE THE AUDIT COMMITTEE HAS THE RESPONSIBILITIES AND POWERS SET FORTH IN THIS CHARTER, MANAGEMENT HAS THE RESPONSIBILITY FOR THE COMPANY'S SYSTEM OF INTERNAL CONTROL AND THE FINANCIAL REPORTING PROCESS. THE INDEPENDENT AUDITOR HAS THE RESPONSIBILITY TO CONDUCT AN INDEPENDENT AUDIT IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS AND TO ISSUE AN OPINION THEREON. THE AUDIT COMMITTEE'S RESPONSIBILITY IS TO MONITOR AND OVERSEE THESE PROCESSES.

                                                                       EXHIBIT B

                              FORTUNE BRANDS, INC.
                  2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. PURPOSE OF PLAN

    The purpose of this 2002 Non-Employee Director Stock Option Plan (the "Plan") is to enable Fortune Brands, Inc. ("Fortune") to attract and retain Eligible Directors (as defined below) of outstanding ability by making it possible to offer them the opportunity to acquire shares of common stock of Fortune and thereby further align their interests with those of other stockholders of Fortune.

2. DEFINITIONS

    As used in the Plan, the following words shall have the following meanings:

    (a) "Board of Directors" means the Board of Directors of Fortune;

    (b) "Committee" means the Nominating and Corporate Governance Committee of the Board of Directors;

    (c) "Common Stock" means common stock of Fortune;

    (d) "Eligible Director" means:

            (i) Any current or future director of Fortune who is not a full-time employee of Fortune or a Subsidiary who became a member of the Board of Directors on or after April 30, 1997;

           (ii) Any current director of Fortune who is not a full-time employee of Fortune or a Subsidiary, who became a director prior to April 30, 1997 and who irrevocably elected to cease to accrue benefits under Fortune's retirement benefit plan for non-employee directors for so long as the Company maintains the Non-Employee Director Stock Option Plan adopted on April 30, 1997, this Plan, or a successor plan hereto; or

           (iii) Any current or future director of Fortune who ceases to serve as an employee of Fortune or a Subsidiary and to whom the Committee determines in its sole discretion to grant options.

    (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

    (f) "Limited Right" means a right to receive cash in lieu of the exercise of an Option as set forth in Section 7(b);

    (g) "Option" means a stock option to purchase shares of Common Stock which is intended not to qualify as an incentive stock option as defined in
Section 422 of the Internal Revenue Code;

    (h) "Option Agreement" means an agreement between Fortune and a Participant that sets forth the terms, conditions and limitations applicable to an Option;

    (i) "Participant" means a person to whom one or more Options have been granted that have not all been forfeited or terminated under the Plan;

    (j) "Retirement" means retirement from service as a member of the Board of Directors by an Eligible Director after five or more years of service as an Eligible Director; and

    (k) "Subsidiary" means any corporation other than Fortune in an unbroken chain of corporations beginning with Fortune if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporation in such chain.

3. ADMINISTRATION OF PLAN

    The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and consisting of at least two members of the Board of Directors. Members of the Committee shall qualify to administer the plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

4. GRANTING OF OPTIONS

    Subject to all the terms and conditions of the Plan, each Eligible Director shall, for each of the years 2002 through 2006 be granted an Option covering 2,500 shares of Common Stock per year for services as a non-employee Fortune director during such year, such grant to be made on the date of the Annual Meeting of stockholders of Fortune during such year. To be entitled to receive such Option with respect to any year, an Eligible Director must be serving as a director of Fortune immediately following such Annual Meeting; provided, however, that the Committee in its discretion may award interim or partial grants to Eligible Directors to reflect partial years of service by Eligible Directors who are elected or appointed to the Board of Directors after the most recent Annual Meeting. Options under the Plan may be in such form and contain such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each Option under the Plan shall be set forth in an Option Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5. GRANT OF OPTIONS

    (a) The terms and conditions with respect to each Option granted under the Plan shall be consistent with the following:

            (i) The Option price per share shall not be less than fair market value at the time the Option is granted.

           (ii) Exercise of the Option shall be conditioned upon the Participant named therein having remained as an Eligible Director of Fortune for at least one year after the date of the grant of the Option; provided, however, that this condition shall not be applicable in the event of the death of the Participant or as otherwise provided in Section 7(b). The Option shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required time stated in the Option Agreement and ending at the expiration of ten years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to
       Section 5(a)(iv) or because of the exercise of the Limited Right pertaining thereto as provided in Section 7(b).

           (iii) Payment in full of the Option price shall be made upon exercise of each Option and may be made in cash, by the delivery of shares of Common Stock with a fair market value equal to the Option price, provided the Participant has held such shares for a period of at least one year, or by a combination of cash and such shares that have been held by the Participant for a period of at least one year whose fair market value together with such cash shall equal the Option price. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

           (iv) If a Participant's status as an Eligible Director ceases other than by reason of the Participant's death, disability or Retirement, the Participant's Option shall terminate and cease to be exercisable 30 days after such cessation of service except as otherwise provided in
       Section 7(b). If a Participant's status as an Eligible Director terminates by reason of death, disability or Retirement, the Participant's Option shall continue to be exercisable until the expiration date stated in the Option Agreement, provided that an Option may be exercised within one year from the date of death even if later than such expiration date.

           (v) Each Option shall contain a Limited Right to receive cash in lieu of shares under the circumstances set forth in Section 7(b).

    (b) The holder of an Option who decides to exercise the Option in whole or in part shall give notice to the Secretary of Fortune of such exercise in writing on a form approved by the Committee. Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise, together with payment in full of the Option price, is actually received and in the hands of the Secretary of Fortune.

6. LIMITATIONS AND CONDITIONS

    (a) The total number of shares of Common Stock that may be made subject to Options under the Plan is 200,000 shares. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. The foregoing number of shares may be increased or decreased by the events set forth in Section 7(a). In the event that Fortune or a Subsidiary makes an acquisition or is party to a merger or consolidation and Fortune assumes the options or other awards consistent with the purpose of this Plan of the company acquired, merged or consolidated which are administered pursuant to this Plan, shares of Common Stock subject to the assumed options or other awards shall not count as part of the total number of shares of Common Stock that may be made subject to Options under this Plan.

    (b) Any shares that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise or payment of the Option) shall again be available for grant and shall not be considered as having been theretofore made subject to option.

    (c) No Option shall be granted under the Plan after December 31, 2006, but the terms of Options granted on or before the expiration thereof may extend beyond such expiration. At the time an Option is granted or amended or the terms or conditions of an Option are changed, the Committee may provide for limitations or conditions on such Option.

    (d) No Option or portion thereof shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, except that an Option may be transferred by gift to any member of the Participant's immediate family or to a trust for the benefit of such immediate family members, if permitted in the applicable Option Agreement. During the lifetime of the Participant, an Option shall be exercisable only by the Participant unless it has been transferred to a member of the Participant's immediate family or to a trust for the benefit of such immediate family members, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

    (e) No person who receives an Option under the Plan shall have any rights of a stockholder as to shares under option until, after proper exercise of the Option, such shares have been recorded on Fortune's official stockholder records as having been issued or transferred.

    (f) Fortune shall not be obligated to deliver any shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed nor until there has been compliance with such laws or regulations as Fortune may deem applicable. Fortune shall use its best efforts to effect such listing and compliance. No fractional shares shall be delivered.

    (g) Nothing herein shall be deemed to create the right in any Eligible Director to remain a member of the Board of Directors, to be nominated for reelection or to be reelected as such or, after claiming to be such a member, to receive any Options under the Plan to which he or she is not already entitled with respect to any year.

7. STOCK ADJUSTMENTS, CHANGE IN CONTROL AND DIVESTITURES

    (a) In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares subject to the Plan and
(ii) the number and kind of shares that are subject to any Option (including any Option outstanding after cessation of director status) and the Option price per share without any change in the aggregate Option price to be paid therefor upon exercise of the Option. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

    (b)      (i)  In the event of a Change in Control (as defined in
                  Section 7(b)(iii)), then each Option held by a Participant that is not then exercisable shall become immediately exercisable and shall remain exercisable as provided in
                  Section 5 notwithstanding anything to the contrary in the first sentence of Section 5(a)(ii). In addition, unless the Committee otherwise determines at the time of grant or at any time thereafter but prior to such Change in Control, each Limited Right outstanding at the time of such Change in Control shall be deemed to be automatically exercised as of the date of such Change in Control or as of such other date during the 60-day period beginning on the date of such Change in Control as the Committee may determine prior to such Change in Control. In the event that the Limited Right is not automatically exercised, the Participant may during the 60-day period beginning on the date of the Change in Control (the "Limited Right Exercise Period"), in lieu of exercising such Option in whole or in part, exercise the Limited Right (or part thereof) pertaining to such Option.
                  Such Participant, whether the exercise is pursuant to his election or automatic pursuant to the terms hereof, shall be entitled to receive in cash an amount determined by multiplying the number of shares subject to such Option (or part thereof) by the amount by which the exercise price of each share is exceeded by the greater of (x) the highest purchase price per share paid for the shares of Fortune beneficially acquired in the transaction or series of transactions resulting in the Change in Control by the person or persons deemed to have acquired control pursuant to the Change in Control and (y) the highest fair market value of shares of Common Stock during the Limited Right
                  Exercise Period prior to the time of exercise. A Limited
                  Right shall be exercised in whole or in part by giving written notice of such exercise on a form approved by the Committee to the Secretary of Fortune, except that no written notice shall be required in the event such Limited
                  Right is automatically exercised pursuant to the terms hereof. The exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received and in the hands of the Secretary of Fortune. In the event the last day of a Limited Right Exercise Period shall fall on a day that is not a business day, then the last day thereof shall be deemed to be the next following business day. To the extent an Option is exercised in whole or in part, the Limited Right in respect of such Option shall terminate and cease to be exercisable. To the extent a Limited Right is exercised in whole or in part, the Option (or part thereof) to which such Limited Right pertains shall terminate and cease to be exercisable.

            (ii) Notwithstanding anything to the contrary in the first sentence of Section 5(a)(ii) or in 5(a)(iv), the provisions of this Section 7(b)(ii) will be applicable in the event of a termination of a Participant's status of a member of the Board of Directors on or after a Change in

                  Control and prior to the expiration of the Limited Right
                  Exercise Period applicable thereto. No Option or Limited
                  Right held by a Participant shall terminate or cease to be exercisable as a result of his termination as a member of the Board of Directors on or after a Change of Control and prior to the expiration of the Limited Right Exercise Period applicable thereto, but shall be exercisable throughout the Limited Right Exercise Period applicable thereto; provided, however, that in no event shall any Option be exercisable after ten years from its date of grant (except in the event of death as provided in Section 5(a)(iv)).

           (iii)  A "Change in Control" shall be deemed to have occurred if:

           (A) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on January 30, 2001) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on January 30, 2001) of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities") of Fortune, excluding, however, the following: (1) any acquisition directly from Fortune, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Fortune, (2) any acquisition by Fortune,
               (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Fortune or entity controlled by Fortune, or (4) any acquisition pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 12(b)(iii)(C);

           (B) more than 50% of the members of the Board of Directors of Fortune shall not be Continuing Directors (which term, as used herein, means the directors of Fortune (1) who were members of the Board of Directors of Fortune on January 30, 2001 or (2) who subsequently became directors of Fortune and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by Fortune's stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors but shall not include, in any event, any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange
               Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors);

           (C) Fortune shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of Fortune shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof,
               (1) the stockholders of Fortune immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns Fortune or all or substantially all of Fortune's assets either directly or through one or more subsidiaries) ("Newco") immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction,
               (2) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on January 30,
               2001), directly or indirectly, 20% or more, of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of Fortune existed prior to such corporate transaction and (3) more than 50% of the members of the Board of Directors of Newco shall be Continuing Directors; or

           (D) the stockholders of Fortune approve a complete liquidation or dissolution of Fortune.

8. AMENDMENT AND TERMINATION

    (a) The Board of Directors shall have the power to amend the Plan. It shall not, however, except as otherwise provided in the Plan, increase the maximum number of shares authorized for the Plan, nor change the class of eligible recipients to other than Eligible Directors, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Options under the Plan may be granted, nor provide for an Option that is exercisable more than ten years from the date it is granted except in the event of death. It shall have no power to change the terms of any Option theretofore granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Option.

    (b) The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options or Limited Rights then in effect.

9. FOREIGN OPTIONS

    (a) The Committee may grant Options to Eligible Directors who are subject to the tax laws of nations other than the United States, which Options may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign tax laws.

    (b) The terms and conditions of Options granted under Section 9(a) may differ from the terms and conditions which the Plan would require to be imposed upon Options if the Committee determines that the grants are desirable to promote the purposes of the Plan for the Eligible Directors identified in
Section 9(a); provided that the Committee may not grant such Options that do not comply with the limitations of Section 8(a).

10. WITHHOLDING TAXES

    Fortune shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Fortune to deliver shares upon the exercise of an Option, that the Participant pay to Fortune such amount as may be requested by Fortune for the purpose of satisfying any liability for such withholding taxes. Any Option Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Option Agreement, to pay any withholding taxes in shares of Common Stock.

11. EFFECTIVE DATE

    The Plan shall be subject to its approval by the stockholders of Fortune. If approved by the stockholders, the Plan will become effective on January 1, 2002.

                       [RECYCLE LOGO]

                       THIS PROXY STATEMENT IS PRINTED ON RECYCLED
                       PAPER. THE ENTIRE PUBLICATION IS RECYCLABLE.

                          YOUR VOTE IS IMPORTANT!

                    You can vote in one of three ways:

  1. Call toll-free 1-800-575-6656 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                         OR

  2.  Vote by Internet at your Internet Address:
      http://proxy.shareholder.com/fo

                                         OR

  3. Mark, sign and date your proxy card and return it promptly in the enclosed postage paid return envelope.

--------------------------------------------------------------------------

                           FORTUNE BRANDS, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints N. H. WESLEY, C.P. OMTVEDT and M.A. ROCHE proxies, with full power of substitution, to vote at the Annual Meeting (including adjournments) of stockholders of Fortune Brands, Inc. to be held April 24, 2001 at the Marriott Lincolnshire, 10 Marriott Drive, Lincolnshire, Illinois at 2:00 P.M., for the election of nominees Anne M. Tatlock, Norman H. Wesley and Peter M. Wilson as Class III directors (item 1), the appointment of PricewaterhouseCoopers LLP as the Company's auditors for 2001 (item 2), and the approval of the 2002 Non-Employee Director Stock Option Plan (item
3), and on any other business before the meeting, with all powers the undersigned would possess if personally present. A majority (or, if only one, then that one) of the proxies or their substitutes acting at the meeting may exercise all powers hereby conferred.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO CONTRARY INDICATION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS (ITEM 1) AND FOR ITEMS 2 AND 3.

If you participate in the Fortune Brands Stock Fund under our retirement savings trust, your signature on the reverse side will be a direction to the trustee to vote as instructed.

                                            FORTUNE BRANDS, INC.
                                            P.O. BOX 11010
                                            NEW YORK, N.Y.  10203-0010

              (Continued And To Be Signed On Other Side)

            PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY

                                                  VOTE BY TELEPHONE OR INTERNET
                                                  24 HOURS A DAY, 7 DAYS A WEEK


          TELEPHONE                                   INTERNET                                        MAIL
       1-800-575-6656                      http://proxy.shareholder.com/fo

Use any touch-tone telephone to vote       Use the Internet to vote your proxy.            Mark, sign and date your proxy card
your proxy. Have your proxy card in        Have your proxy card in hand when you           and return it in the postage-paid
hand when you call. You will be            access the website. You will be                 envelope we have provided.
prompted to enter your control number      prompted to enter your control number,
located in the box below, and then         located in the box below, to create an
follow the simple directions.              electronic ballot.


Your telephone or internet vote authorizes the named          If you have submitted your proxy by telephone or the
proxies to vote your shares in the same manner as if          internet there is no need for you to mail back your proxy.
you marked, signed and returned the proxy card.









CALL TOLL-FREE TO VOTE--IT'S FAST AND CONVENIENT                                                 CONTROL NUMBER FOR
                1-800-575-6656                                                              TELEPHONE OR INTERNET VOTING

                                     DETACH PROXY CARD HERE IF YOU ARE NOT
                                        VOTING BY TELEPHONE OR INTERNET
---------------------------------------------------------------------------------------------------------------------------------

           /  /

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR ITEMS 1, 2 AND 3 PROPOSED BY THE COMPANY:

1. Election of Directors.                  FOR all nominees           WITHHOLD AUTHORITY to vote               *EXCEPTIONS
                                           listed below       /  /    for all nominees listed below.     /  /                /  /

Nominees: 01-Anne M. Tatlock, 02-Norman H. Wesley, and 03-Peter M. Wilson
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEES NAME ON
THE LINE BELOW.)

*Exceptions:

----------------------------------------------------------------------------------------------------------------------------------


2. Elect PricewaterhouseCoopers LLP independent accountants for 2001.           FOR /  /      AGAINST /  /      ABSTAIN /  /


3. Approve 2002 Non-Employee Director Stock Option Plan.                         FOR /  /      AGAINST /  /      ABSTAIN /  /


                                                                                               CHANGE OF ADDRESS
                                                                                               OR COMMENTS MARK HERE /  /

                                                                                        NOTE: Please sign as your name appears
                                                                                        hereon. If shares are held by joint
                                                                                        tenants, both should sign. When signing
                                                                                        as attorney, executor, administrator,
                                                                                        trustee or guardian, please give your full
                                                                                        title as such. If a corporation, please
                                                                                        sign in full corporate name by authorized
                                                                                        officer. If a partnership, please sign in
                                                                                        full partnership name by authorized person.

                                                                                         Date                               , 2001
                                                                                              ------------------------------

                                                                                         -----------------------------------------

                                                                                         -----------------------------------------
                                                                                                 SIGNATURE OF STOCKHOLDER(S)

                                                                                         VOTES MUST BE INDICATED
   PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.          /X/ IN BLACK OR BLUE INK.     /X/

                                                       PLEASE DETACH HERE
                                         YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                                          BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

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